As filed with the Securities and Exchange Commission on October 2, 1996

                                                 Registration No. 33-56470




              SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                  POST-EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933



                     NATIONAL RE CORPORATION
     (Exact name of registrant as specified in its charter)

             Delaware                                           75-2300920
   (State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                        Identification No.)

                            777 Long Ridge Road
                              P.O. Box 10167
                     Stamford, Connecticut 06904-2167
                              (203) 329-7700
                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          MARY ELLEN BURNS, Esq.
                          National Re Corporation
                            777 Long Ridge Road
                              P.O. Box 10167
                     Stamford, Connecticut 06904-2167
                              (203) 329-7700
                 (Name, address, including zip code, and telephone
                number, including area code, of agent for service)

                                COPIES TO:
                           MATTHEW NIMETZ, Esq.
                 Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                       New York, New York 10019-6064
                              (212) 373-3000




      Approximate date of commencement of proposed sale to the public:
      From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box. [   ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]_______

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]_______

      If delivery  of  the  prospectus  is  expected  to  be  made  pursuant to
Rule 434, please check the following box.  [   ]

     Registration Statement No. 33-56470 (the "Registration Statement") related to the offering of 7,830,170 shares of common stock, no par value (the "Common Stock"), of National Re Corporation (the "Company"), by the holders of the Common Stock (the "Selling Stockholders"). The Company filed the Registration Statement pursuant to certain registration rights agreements and other agreements whereby the Company provided certain holders of its Common Stock named therein certain demand and incidental registration rights (collectively the "Registration Rights Agreements").

     Pursuant to certain termination agreements between the Company and certain of the Selling Stockholders, the Registration Rights Agreements were terminated and the Company is no longer obligated to maintain the effectiveness of the Registration Statement. Therefore, the Company hereby terminates the offering of the Common Stock pursuant to the Registration Statement.


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





                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on October 2, 1996.

                                 NATIONAL RE CORPORATION


                                 By:      /s/ WILLIAM D. WARREN
                                              William D. Warren
                                     (President and Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 /s/ WILLIAM D. WARREN                   President, Chief Executive                 October 2, 1996
      William D. Warren                      Officer and Director

              *                       Executive Vice President, Chief               October 2, 1996
       Peter A. Cheney              Financial and Accounting Officer and
                                                Director
              *                                 Director                            October 2, 1996
     Robert W. Bruce III

                                                Director                            October __, 1996
      Robert T. Barnum

                                                Director                            October __, 1996
       David Bonderman

                                                Director                            October __, 1996
        Jon A. Boscia

                                                Director                            October __, 1996
   Thomas M. Bancroft, Jr.

              *                                 Director                            October 2, 1996
     J. Taylor Crandall

              *                                 Director                            October 2, 1996
     Daniel L. Doctoroff

              *                                 Director                            October 2, 1996
    Robert W. Eager, Jr.

              *                                 Director                            October 2, 1996
      Steven B. Gruber


                                       3


                                                Director                            October __, 1996
        Greg B. Kent

              *                                 Director                            October 2, 1996
    Timothy T. McCaffrey

              *                                 Director                            October 2, 1996
       Robert A. Spass

  /S/ WILLIAM D. WARREN
      William D. Warren
      Attorney-in-Fact



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